UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2018, Northern Oil and Gas, Inc. (the “Company”) entered into the First Supplemental Indenture (the “First Supplemental Indenture”) among the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”), to the indenture dated as of May 15, 2018, among the Company, the Trustee and the Collateral Agent (the “Indenture”). The First Supplemental Indenture, among other things, (a) amends the Indenture to (i) incorporate customary mechanics for the issuance of additional senior secured notes thereunder; (ii) provide for the entry into a new credit facility; (iii) permit the Company to make certain restricted payments; and (iv) incorporate updates to the reporting, debt, hedging, investments and additional collateral covenants and (b) permits certain corresponding changes to the related intercreditor agreement.

The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to such First Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 17, 2018, the Company completed the acquisition of certain oil and gas properties and interests from affiliates of Pivotal Petroleum Partners LP and Pivotal Petroleum Partners II LP,, namely Pivotal Williston Basin, LP and Pivotal Williston Basin II, LP (together, the “Pivotal Entities”), effective as of June 1, 2018 (the “Pivotal Acquisitions”). The acquired assets primarily consist of a package of producing wells, with the Company acquiring approximately 20.8 net producing wells and 2.2 net wells in process, as well as approximately 444 net acres in North Dakota.

In accordance with their respective purchase and sale agreement (collectively, the “Purchase Agreements”), Pivotal Williston Basin, LP received $14.6 million and 5,930,100 shares of our common stock, par value $0.001 per share (the “Common Stock”) and Pivotal Williston Basin II, LP received $46.0 million and 19,823,478 shares of Common Stock. In each case, the cash portion of the initial consideration is net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between the Company and each Pivotal Entity, which are expected to be finalized during the first quarter of 2019. The Company funded the cash portion of the closing payments with cash on hand.

Each Purchase Agreement provides for a limited lock-up on the shares issued at closing over a 13-month post-closing period, and also provides for potential additional consideration to be paid by the Company during the 13-month post-closing period if its Common Stock trades below certain price targets. Any such additional consideration may be paid, at the Company’s election, in either cash or additional shares of Common Stock. The material terms of the Purchase Agreements were previously disclosed in Item 1.01 of the Current Report on Form 8-K filed on July 20, 2018 (file no. 001-33999), which is incorporated herein by reference.

In accordance with the Purchase Agreements, the Company entered into a Registration Rights Agreement with the Pivotal entities, dated September 17, 2018, which obligates the Company to prepare and file a registration statement covering the resale of the shares of Common Stock issued and issuable under the Purchase Agreements and to seek and maintain effectiveness of the same. The Company has agreed, among other things, to indemnify the selling stockholders under the registration statement with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Registration Rights Agreement. The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by, the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Exchange Agreements

On September 14, 2018, the Company entered into two exchange agreements with holders of the Company’s 8.00% senior unsecured notes due 2020 (the “Unsecured Notes”).

Pursuant to the exchange agreements, the Company agreed to issue 7.5 million shares of its Common Stock in exchange for $23.4 million aggregate principal amount of the Unsecured Notes. Subject to certain exceptions, the holders agreed to lock-up restrictions on these shares for 13 months. The Company may potentially be required to make additional, but limited, payments to the holders, depending on the future performance of the Common Stock. The initial shares of Common Stock are expected to be issued on September 19, 2018.

The issuance of the shares of Common Stock in exchange for the Unsecured Notes is being made in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

Purchase Agreements

The disclosure in Item 2.01 relating to the issuance of the shares of Common Stock (the “Shares”) to the Pivotal Entities is incorporated by reference into this Item 3.02. The Shares were issued pursuant to the Purchase Agreements in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, to a limited number of persons who are “accredited investors” or “sophisticated persons” as those terms are defined in Rule 501 of Regulation D promulgated by the U.S. Securities and Exchange Commission, without the use of any general solicitation or advertising to market or otherwise offer the securities for sale. None of the Shares have been registered under the Securities Act, or applicable state securities laws and none may be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

Item 7.01.	Regulation FD Disclosure.

Purchase Agreement

On September 18, 2018, the Company issued a press release announcing the closings of the Pivotal Acquisitions. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Consent Solicitation

On September 18, 2018, the Company issued a press release announcing (i) the final results and expiration of the previously announced consent solicitation relating to its outstanding 8.50% Senior Secured Second Lien Notes due 2023 (the “Senior Secured Notes”) and (ii) information regarding the exchange agreements described under Item 3.02 above. The full text of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Supplemental Indenture

On September 18, 2018, the Company issued a press release announcing it had entered into the First Supplemental Indenture. The full text of the press release is furnished as Exhibit 99.3 hereto and is incorporated herein by reference.

Notes Offering

On September 18, 2018, the Company issued a press release announcing that, subject to market conditions, the Company intends to offer additional Senior Secured Notes in a private offering to eligible purchasers (the “Notes Offering”). A copy of the press release is furnished as Exhibit 99.4 hereto and is incorporated herein by reference.

This report shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the Senior Secured Notes will be made only by means of a private offering memorandum.

The information in this Item 7.01, including Exhibits 99.1, 99.2, 99.3 and 99.4 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial information required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file any required pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement with Pivotal Williston Basin, LP, dated July 17, 2018* (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed July 20, 2018 (file no. 001-33999))

2.2	Purchase and Sale Agreement with Pivotal Williston Basin II, LP, dated July 17, 2018* (incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K filed July 20, 2018 (file no. 001-33999))

4.1	First Supplemental Indenture, dated as of September 18, 2018, by and among Northern Oil and Gas, Inc. and Wilmington Trust, National Association, as trustee.

10.1	Registration Rights Agreement, dated September 17, 2018

99.1	Press Release, dated September 18, 2018

99.2	Press Release, dated September 18, 2018

99.3	Press Release, dated September 18, 2018

99.4	Press Release, dated September 18, 2018

*

Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2018	NORTHERN OIL AND GAS, INC.

	By	/s/ Erik J. Romslo
Erik J. Romslo Executive Vice President, General Counsel and Secretary